Exhibit 10.24

OPTION AWARD AGREEMENT

THIS OPTION AWARD AGREEMENT (this “Agreement”) is made by and between Samson Resources Corporation, a Delaware corporation (hereinafter referred to as the “Company”), and the individual (the “Optionee”) whose name is set forth on the signature page hereof, who is a Participant. Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Samson Resources Corporation 2011 Stock Incentive Plan, as amended, modified or supplemented from time to time (the “Plan”).

WHEREAS, as an incentive for the Optionee’s efforts in connection with his or her Employment by, or performance of other services for, the Company and/or Samson Investment Company, a Nevada corporation and a wholly owned subsidiary of the Company (“Samson” and together with the Company and their direct and indirect subsidiaries, the “Company Group”), the Company wishes to afford the Optionee the opportunity to purchase a number of Shares (which Shares shall entitle the Optionee to any and all rights and benefits to which the holder of such Shares may be provided), subject to the terms and conditions set forth herein and in the Plan; and

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee, appointed to administer the Plan, has instructed the undersigned officers to issue this Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1. Base Price Option

“Base Price Option” means an option to purchase the number of shares of Common Stock, at such per Share exercise price, each as set forth opposite such defined term on the signature page hereof.

Section 1.2. Cause

“Cause” shall have the meaning assigned to it in the Employment Agreement.

Section 1.3. Disability

“Disability” shall have the meaning assigned to it in the Employment Agreement.

Section 1.4. Employed or Employment

“Employed” or “Employment” means employment by any member(s) of the Company Group as an employee or the performance of services (whether as employee, consultant, director or other service provider) to any member(s) of the Company Group.

Section 1.5. Employment Agreement

“Employment Agreement” means that certain Employment Agreement entered into by the Company and the Optionee, effective as of April 18, 2013 (the “Effective Date”). For purposes of the Plan, this Employment Agreement constitutes an “Individual Agreement” as defined therein.

Section 1.6. FMV Option

“FMV Option” means an option to purchase the number of shares of Common Stock, at such per Share exercise price, each as set forth opposite such defined term on the signature page hereof.

Section 1.7. Good Reason

“Good Reason” shall have the meaning assigned to it in the Employment Agreement.

Section 1.8. Stockholder’s Agreement

“Stockholder’s Agreement” means that certain Executive Stockholder’s Agreement between the Company and the Optionee effective as of the Effective Date.

Section 1.9. 1.5x Base Price Option

“1.5x Base Price Option” means an option to purchase the number of shares of Common Stock, at such per Share exercise price, each as set forth opposite such defined term on the signature page hereof.

ARTICLE II

GRANT OF OPTIONS

Section 2.1. Grant of Options; Exercise Price

For good and valuable consideration, upon the terms and conditions set forth herein and in the Plan, on and as of the date set forth on the signature page hereof (the “Grant Date”), the Company grants to the Optionee the FMV Option, Base Price Option and 1.5x Base Price Option (collectively, the “Option”) to purchase any part or all of an aggregate of the number of Shares set forth on the signature page hereof, at the exercise prices set forth on the signature page hereof, opposite each such portion of the Option, without commission or other charge. Each exercise price per Share as set forth on the signature page hereof is at least equal to the Fair Market Value on the Grant Date. The Option is granted as a stock option intended to meet the requirements of Section 422(b) of the Code to the greatest extent permitted by law (the Option, or such portion of the Option that meets such requirements, the “Incentive Stock Option”), and any portion of the Option that does not meet such requirements shall be treated as a nonqualified stock option. In determining which component of the Option shall comprise the Incentive Stock Option in the event that less than all of the Option can constitute an Incentive Stock Option under applicable tax law limitations (the “ISO Limit”), the FMV Option shall count first against the ISO Limit, then the Base Price Option and finally the 1.5x Base Price Option (such that if the ISO Limit applies, the portion of the Option constituting an Incentive Stock Option shall be comprised first of FMV Options, then Base Price Options and finally 1.5x Base Price Options, in each case, until the ISO Limit is exceeded).

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1. Vesting and Commencement of Exercisability

(a) Vesting- General Rule. So long as the Optionee continues to be Employed through each relevant vesting date, the Shares subject to the Option shall vest based on elapsed time, such that the Option shall become vested and exercisable with respect to 20% of the Shares subject to each of the FMV Option, the Base Price Option and the 1.5x Base Price Option on the first, anniversary of the Effective Date and on each of the first four anniversaries thereof (each such date, a “Scheduled Vesting Date”).

(b) Termination without Cause/Resignation for Good Reason. If the Optionee’s Employment is terminated without Cause by the Company Group (other than due to the Optionee’s Disability) or by Optionee with Good Reason: (i) at least six months after the Effective Date but prior to the first anniversary of the Effective Date, then the portion of the Option that would have become vested and exercisable on the first anniversary of the Effective Date if the Optionee had remained Employed with the Company Group through such date will become vested and exercisable as of immediately prior to such termination; or (ii) on or subsequent to the first anniversary of the Effective Date, following an Initial Public Offering (as defined in the Stockholders’ Agreement), the Sponsors, collectively, are the Beneficial Owners of less than 40% of the aggregate number of shares of Common Stock of which the Sponsors, collectively, are the Beneficial Owners as of the Grant Date, then the Option shall become vested and exercisable as of immediately prior to such termination, to the extent not previously vested and exercisable, with respect to 100% of the Shares subject to the Option.

(c) Death or Disability. Notwithstanding any of the foregoing, upon a termination of the Optionee’s Employment at any time by reason of the Optionee’s death or Disability, then 20% portion of the Option that would have become vested and exercisable on the next Scheduled Vesting Date if the Optionee had remained Employed with the Company Group through such date will become vested and exercisable as of immediately prior to such termination.

(d) Change of Control. Notwithstanding any of Section 3.1(a), (b) or (c) above, upon a Change of Control on a date that the Optionee is Employed (disregarding for the avoidance of doubt any termination occurring on the date of the Change of Control), any then-outstanding and unvested Option shall become immediately vested and exercisable as to 100% of the Shares subject to such Option immediately prior to a Change of Control (but only to the extent such Option has not otherwise terminated or become vested and exercisable).

Section 3.2. Expiration of Option

The exercisable portion of any Option (including any portion that becomes vested and exercisable pursuant to Section 3.1(b), (c) or (d) above on or prior to any termination of Employment) shall lapse if not timely exercised pursuant to this Section 3.2. The Optionee must exercise the exercisable portion of the Option to any extent on or prior to the first to occur of the following events:

(a) the tenth (10th) anniversary of the Grant Date;

(b) the first anniversary of the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by reason of death or Disability;

(c) one hundred eighty (180) days after the date of an Optionee’s termination of Employment by the Company Group without Cause (and other than due to Optionee’s death or Disability) or by the Optionee for Good Reason;

(d) immediately upon the date of the Optionee’s termination of Employment by the Company Group for Cause;

(e) thirty (30) days after the date of the Optionee’s voluntary termination of Employment without Good Reason;

(f) the date the Option is terminated pursuant to Section 4 or 5 of the Stockholder’s Agreement; or

(g) if the Committee so determines pursuant to Section 8 of the Plan, the date the Option is cancelled in accordance with the provisions of such Section 8 (subject, for the avoidance of doubt, to the Company’s required payment of “fair value” in respect thereof as determined under and in accordance with the provisions of such Section 8).

The portion of any Option that is not exercisable at the time of an Optionee’s termination of employment for any reason (and that does not become exercisable pursuant to Section 3.1(b), (c) or (d) above prior to such termination) shall lapse and be of no further effect upon such termination of employment.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1. Person Eligible to Exercise

Except as expressly provided for herein, in the Plan or in the Stockholder’s Agreement, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the Disability or death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by the Optionee’s legatees, personal representatives, or distributees.

Section 4.2. Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided however, that any partial exercise shall be for whole Shares only.

Section 4.3. Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary of the Company all of the following on or prior to the time when the Option or such portion becomes unexercisable under Section 3.2, and the satisfaction of all of the foregoing shall be determined in the good-faith, reasonable discretion of the Company:

(a) notice in writing signed by the Optionee or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b) full payment of the exercise price applicable to any Option in cash, by check, in Shares (any such Shares valued at Fair Market Value on the date of exercise) that the Optionee has held for at least six months (or such lesser period of time as may be required by the Company’s accountants), through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Option in a manner that is compliant with applicable law, or a combination of the foregoing methods;

(c) execution and delivery, to the extent not previously executed and delivered, of the Stockholder’s Agreement;

(d) full payment to the Company of all amounts which, under federal, state or local law, it (or an Affiliate) is required to withhold upon exercise of the Option, except that upon any circumstance described in Section 3.1(b), (c) or (d) above, or as otherwise may be agreed to by the Company, the Optionee may make payment of any such taxes under any method described in Section 4.3(b) above; and

(e) in the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

In addition, following an Initial Public Offering, the Optionee may satisfy his or her obligations under Section 4.3(b) and/or (c) through the sale of Shares (or equity securities into which Shares are convertible) into the public market pursuant to a cashless exercise program that is compliant with applicable law, to the extent the sale of such Shares (or equity securities, as applicable) is permitted under the Stockholder’s Agreement.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of the Option prior to the occurrence of an Initial Public Offering does not violate the Securities Act of 1933, as amended, and may issue stop-transfer orders covering such Shares in the absence of such opinion.

Section 4.4. Conditions to Issuance of Shares

The Company shall not be required to record the ownership by the Optionee of Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary;

(b) the lapse of such reasonable period of time following the exercise of the Option as may otherwise be required by applicable law; and

(c) the execution and delivery, to the extent not previously executed and delivered by the Optionee, of the Stockholder’s Agreement applicable to the Optionee.

Section 4.5. Rights as Shareholder; Applicability of Plan and Stockholder’s Agreement; Disqualifying Disposition

(a) The Optionee shall not be, and shall not have any of the rights or privileges of, shareholders of the Company in respect of any Shares purchasable upon exercise of the Option or any portion thereof unless and until a book entry representing such Shares has been made on the books and records of the Company; provided, however, that the Optionee shall be deemed to be admitted as a shareholder, retroactive to the date of exercise, once the criteria contained in Sections 4.3 and 4.4 hereof have been satisfied.

(b) The Option and any Shares issued to the Optionee upon exercise of the Option, in whole or in part shall be subject to all of the terms and provisions of the Plan. The Option (and any Shares issued to the Optionee upon exercise of the Option) is being granted subject to the terms and conditions of the Stockholder’s Agreement, with all such applicable terms hereby incorporated by reference and made a part hereof, regardless of whether the Optionee has executed such agreement.

(c) The Optionee shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of this Option. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the Grant Date of the Option or (ii) one year after the date of exercise of the Option, to the extent the portion of the Option that was exercised to which such Shares are attributable was an Incentive Stock Option.

ARTICLE V

MISCELLANEOUS

Section 5.1. Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules and all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2. Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at the address set forth in the Company’s books and records. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.2.

Section 5.3. Survival of Terms; Conflicts

(a) The Option and the Shares issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan and the Stockholder’s Agreement, to the extent applicable to the Option and such Shares. The Agreement remains subject to the terms of the Plan, and, in the event of any conflict between specific provisions of the Plan and the Agreement, the Plan shall control. In the event of any conflict between this Agreement, the Stockholder’s Agreement and any other stockholder’s agreement to which the Optionee may be a party, solely to the extent of the applicability of the terms thereof on the Option and Shares issued to the Optionee upon exercise of the Option, the terms of the Stockholder’s Agreement shall control.

(b) Notwithstanding anything in the paragraph above, nothing in this Agreement shall be read to require any change to the Plan that would affect the Company’s ability to rely on the exemption from registration under the Exchange Act available under Rule 12h-1(f) or Rule 12h-1(g), as amended. In any conflict between the provisions of this Agreement and the Plan that would affect the Company’s ability to rely on the exemption from registration under the Exchange Act available under Rule 12h-1(f) or Rule 12h-1(g), as amended, the provisions that comply with Rule 12h-1(f) or Rule 12h-1(g) (as applicable) will control. Notwithstanding the foregoing, the transfer restrictions on the Option and Shares set forth in this Agreement shall not be reduced, eliminated or otherwise altered except in accordance with the terms of this Agreement.

(c) The provisions of the Agreement shall survive the termination of the Agreement to the extent consistent with, or necessary to carry out, the purposes thereof.

Section 5.4. Amendment

Subject to Section 9 of the Plan, this Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 5.5. Governing Law

This Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to the principal of conflict of laws.

Section 5.6. Disputes

In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be treated as if it were a controversy under the Employment Agreement.

Section 5.7. Conformity to Section 409A

It is intended that the Option be exempt from Section 409A, and this Agreement shall be interpreted accordingly. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 5.7 in good faith; provided that neither Board, the Committee nor any of the Company’s employees, directors or representatives or any part of the Company Group shall have any liability to Participants with respect to this Section 5.7 to the extent administered in accordance therewith.

Section 5.8. No Right of Employment or Service

Nothing contained herein shall confer on the Optionee any right to be continued in the Employ or service of the Company Group, constitute any contract or agreement of Employment or other service or affect an Employee’s status as an at-will Employee, nor shall anything contained herein affect any rights which the Company Group may have to change an Optionee’s compensation or other benefits or terminate such person’s Employment or association with the Company Group for any reason (with or without Cause, with or without compensation) at any time.

Section 5.9. Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

SAMSON RESOURCES CORPORATION

By:	/s/ Michael G. Daniel
Name: Michael G. Daniel
Title: Vice President-General Counsel

[Optionee Signature Page to Option Award Agreement]

Grant Date:	May 20, 2013

FMV Option Grant:

Aggregate number of shares of Common Stock for which the FMV Option granted hereunder is exercisable (100% of number of shares):	6,250,000

Exercise Price per Share of FMV Option:	$4.00 per Share

Base Price Option Grant:

Aggregate number of shares of Common Stock for which the Base Price Option granted hereunder is exercisable (100% of number of shares):	6,250,000

Exercise Price per Share of Base Price Option:	$5.00 per Share

1.5x Base Price Option Grant:

Aggregate number of shares of Common Stock for which the 1.5x Base Price Option granted hereunder is exercisable (100% of number of shares):	17,500,000

Exercise Price per Share of 1.5x Base Price Option:	$7.50 per Share

Optionee:	Randy L. Limbacher

Optionee Address:	Optionee’s then current home address on file with the Company.

Acknowledged and agreed by the Optionee:

/s/ Randy L. Limbacher
Randy L. Limbacher